FOR IMMEDIATE RELEASE
GREENLIGHT RE ANNOUNCES LEADERSHIP CHANGES
Faramarz Romer to be Appointed Chief Financial Officer

GRAND CAYMAN, Cayman Islands, March 7, 2023 (GLOBE NEWSWIRE) -- Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today announced changes to its executive leadership team. Faramarz Romer, the Company’s Chief Accounting Officer and Treasurer, will be appointed Chief Financial Officer, effective as of April 1, 2023. Mr. Romer will succeed Neil Greenspan, who is leaving the Company on March 31, 2023.
“Faramarz has been an integral member of Greenlight Re’s finance team since 2007 and is the right person to succeed Neil in the Chief Financial Officer role,” said Simon Burton, Chief Executive Officer of Greenlight Re. “He is a highly experienced and capable finance professional. I am confident that in this new role, Faramarz will continue to add to and strengthen our ability to deliver long term value for our clients, partners and investors. On behalf of the Board, I would like to congratulate Faramarz and wish him continued success at Greenlight Re.”
Mr. Burton continued, “In addition, on behalf of everyone at Greenlight Re, I want to thank Neil for his many contributions to the Company over the past five years. We are grateful to Neil for his efforts and for ensuring a smooth and orderly succession. We wish him all of the best in all of his future endeavors.”
About Faramarz Romer
Since September 2020, Mr. Romer has served as Chief Accounting Officer and Treasurer of the Company. From July 2007 to September 2020, Mr. Romer served as Reporting and Compliance Officer and oversaw the Company’s Securities and Exchange Commission reporting, periodic and annual financial reporting, internal audit and SOX 404 process. Prior to joining the Company, Mr. Romer was a Senior Manager at KPMG.
He received his Bachelor of Arts in Business Administration from the University of Western Ontario – Richard Ivey School of Business. Mr. Romer is a Certified Public Accountant (CPA) and member of the Chartered Professional Accountants of Canada.
About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multiline property and casualty insurance and reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland, and its Lloyd’s platform, Greenlight Innovation Syndicate 3456. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, the Company launched its Greenlight Re

Innovations unit, which supports technology innovators in the (re)insurance space by providing investment capital, risk capacity, and access to a broad insurance network.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our Forms 10-K and 10-Q filed with the Securities Exchange Commission on March 8, 2022, and May 3, 2022, respectively. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as provided by law.

Investor Relations Contact
Karin Daly
Vice President, The Equity Group Inc.
(212) 836-9623
IR@greenlightre.ky